UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

United Technologies Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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United Technologies Corporation 10 Farm Springs Road Farmington, CT 06032

Dear Shareowner:

The 2019 Annual Meeting of Shareowners of United Technologies Corporation (“UTC”) will take place on April 29, 2019, at the UTC Center for Intelligent Buildings in Palm Beach Gardens, Florida.

If you have not done so already, please vote your shares now. Your vote does matter.

A voting instruction form is enclosed for your convenience, along with a pre-paid envelope addressed to the official vote tabulator, Broadridge Financial Solutions. Please remember to sign and date the form.

You can also vote online or by telephone by following the directions at the bottom of this letter. Thank you.

Sincerely,

Peter J. Graber-Lipperman
Corporate Vice President,
Secretary and Associate General Counsel

WAYS TO VOTE

The Internet	By Telephone	By Mail
You can vote online at: www.proxyvote.com.	In the United States or Canada, you can vote by telephone. 1-800-454-8683 Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.	You can mail the enclosed form. Mark, sign and date your form and return it in the pre-paid envelope that we have provided.

To authenticate your Internet or telephone vote, you will need to enter your confidential voter control number that appears on the enclosed voting instruction form. If you vote on the Internet or by telephone, you do not need to return the form.